UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2017

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.          Unregistered Sales of Equity Securities.

On September 8, 2017, Motorcar Parts of America, Inc. (the “Company”) received an exercise notice for 516,129 shares of the Company’s voting common stock, par value $0.01 per share (“Common Stock”) to Wanxiang America Corporation (“Wanxiang”) upon the exercise in full of a warrant held by Wanxiang. The warrant gave Wanxiang the right to purchase up to 516,129 shares of Common Stock with an exercise price equal to $7.75.

Wanxiang paid the Company $3,999,999.75 for the exercise in accordance with the terms of the warrant, which was exercised in full and is no longer outstanding.

The shares of Common Stock will be issued pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving any public offering. The resale of such securities issued to Wanxiang upon the exercise of the warrant has been registered on a Post-Effective Amendment to Form S-1 filed on March 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: September 13, 2017	By: /s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel